As filed with the Securities and Exchange Commission on September 15, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CNB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1450605
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 South Second Street, P.O. Box 42, Clearfield, PA 16830

Telephone: (814) 765-9621

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Joseph B. Bower, Jr.

President and Chief Executive Officer

CNB Financial Corporation

1 South Second Street, P.O. Box 42

Clearfield, PA 16830

Telephone: (814) 765-9621

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Schaberg, Esq.

Leslie B. Reese, III, Esq.

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004

Telephone: (202) 637-5600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement is declared effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-236018

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-3 is being filed by CNB Financial Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) to register the offer and sale of an additional $17,925,000 of the Company’s shares of common stock, no par value per share, shares of preferred stock, no par value per share, preferred stock represented by depositary receipts and unsecured debt securities, consisting of senior debt securities and/or subordinated debt securities, pursuant to Rule 462(b) under the Securities Act of 1933 and General Instruction IV.A of Form S-3. This Registration Statement relates to the Company’s Registration Statement on Form S-3 (File No. 333-236018) (the “Prior Registration Statement”), initially filed on January 22, 2020 and declared effective by the SEC on June 25, 2020, and incorporates by reference the contents of the Prior Registration Statement, including each of the documents filed by the Company with the SEC and incorporated or deemed to be incorporated by reference therein, and all the exhibits thereto pursuant to Rule 462(b).

The required opinion and consents are filed herewith. The additional amount of securities being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement.

EXHIBITS INDEX

Exhibit Number	Description

5.1	Opinion of Hogan Lovells US LLP

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.2	Consent of Crowe LLP

24.1	Power of Attorney (included on the signature page hereto)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearfield, Commonwealth of Pennsylvania on this 15th day of September, 2022.

CNB FINANCIAL CORPORATION

By:	/s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph B. Bower, Jr., Tito L. Lima, Richard L. Greslick, Jr., Michael Peduzzi and Peter F. Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Joseph B. Bower, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	September 15, 2022
Joseph B. Bower, Jr.

/s/ Richard L. Greslick, Jr.	Secretary and Director	September 15, 2022
Richard L. Greslick, Jr.

/s/ Tito L. Lima	Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2022
Tito L. Lima

/s/ Peter F. Smith	Chairperson of the Board of Directors	September 15, 2022
Peter F. Smith

/s/ N. Michael Obi	Director	September 15, 2022
N. Michael Obi

/s/ Joel E. Peterson	Director	September 15, 2022
Joel E. Peterson

/s/ Deborah Dick Pontzer	Director	September 15, 2022
Deborah Dick Pontzer

/s/ Jeffrey S. Powell	Director	September 15, 2022
Jeffrey S. Powell

/s/ Nicholas N. Scott	Director	September 15, 2022
Nicholas N. Scott

/s/ Richard B. Seager	Director	September 15, 2022
Richard B. Seager

/s/ Francis X. Straub, III	Director	September 15, 2022
Francis X. Straub, III

/s/ Peter C. Varischetti	Director	September 15, 2022
Peter C. Varischetti

/s/ Julie M. Young	Director	September 15, 2022
Julie M. Young